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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                December 2, 2005

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                          GENERAL MARITIME CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        REPUBLIC OF THE MARSHALL ISLANDS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               001-16531                               06-159-7083
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 299 Park Avenue
                                  Second Floor
                               New York, NY 10171
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 763-5600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

         On December 2, 2005, the Board of Directors of General Maritime Corporation (the "Corporation") approved the adoption of a Shareholder Rights Plan and declared a dividend distribution of one Right for each outstanding share of the Corporation's Common Stock to shareholders of record on the close of business on December 7, 2005. Each Right is nominally exercisable, upon the occurrence of certain events, for one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a purchase price of $175.00 per unit, subject to adjustment. The Rights will expire on December 5, 2015 (the "Expiration Date"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and Mellon Investor Services LLC, as Rights Agent. The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. All capitalized terms used and not otherwise defined shall have the definitions assigned to such terms in the Rights Agreement.

         CERTIFICATES. Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a distribution date (the "Distribution Date") will occur upon the earlier of
(i) ten business days (or such later date as may be determined by the Corporation's Board of Directors) following the date (the "Stock Acquisition Date") of the first public disclosure by the Corporation or otherwise that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (20% or more of the outstanding shares of Common Stock in the case of certain acquisitions by institutional investors);
(ii) ten business days (or such later date as may be determined by the Corporation's Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock; or (iii) the first date on which a Business Combination is deemed to occur (the "Triggering Events").

         No person will become an Acquiring Person as a result of a Qualified Offer. A Qualified Offer must satisfy the following conditions: the offeror must publicly announce a tender offer for all outstanding Common Stock of the Corporation; the consideration offered must be all cash, and must be the same for all holders; the offer must be conditional upon the offeror beneficially owning a majority of the outstanding Common Stock of the Corporation on consummation of the offer, and the offeror must irrevocably commit that if the offer is consummated, holders who do not tender their Common Stock shall receive the offer consideration in a back-end merger; the offeror must indicate its source of financing and that such financing is unconditionally available; the offeror must make appropriate SEC filings; the offeror must not otherwise trigger the Rights; and holders of at least 75% of the outstanding Common Stock of the Corporation must state in writing that the offer should be deemed a Qualified Offer.

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates; (ii) new Common Stock certificates issued will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         EXPIRATION AND EXERCISE. The Rights are not exercisable until the Distribution Date and will expire at the earliest of the Expiration Date, the Exchange Date or the date set by resolution of the Board of Directors of the Corporation for the redemption of the Rights.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         TRANSACTIONS IN WHICH CORPORATION IS THE SURVIVING ENTITY ("FLIP IN"). If a Person becomes an Acquiring Person, ten business days after the first public disclosure of such event (or such later date as may be

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determined by the Corporation's Board of Directors), each holder of a Right, other than an Acquiring Person or an Associate or Affiliate of an Acquiring Person, will have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times the exercise price of the Right. For example, at an exercise price of $175.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Triggering Event would entitle its holder to purchase $350.00 worth of Common Stock (or other consideration, as noted above) for $175.00. Assuming that Common Stock had a per share value of $50.00 at such time, the holder of each valid Right would be entitled to purchase seven (7) shares of Common Stock for $175.00. Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person will be null and void.

         If a tender offer to purchase 15% or more of the outstanding Common Stock is announced, then 10 business days later (unless the Board of Directors takes action to delay exercisability of the Rights or unless an Acquiring Person becomes such), each Right will become exercisable for Preferred Stock. If thereafter the Stock Acquisition Date occurs, the Rights will become exercisable for Common Stock, as provided in the preceding paragraph.

         TRANSACTIONS IN WHICH CORPORATION IS NOT THE SURVIVING ENTITY ("FLIP-OVER"). If at any time following the Stock Acquisition Date, the Corporation is acquired in a merger or other business combination transaction or 50% or more of the Corporation's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

         EXCHANGE FEATURE. At any time after the later to occur of the Stock Acquisition Date and the Distribution Date and prior to the acquisition by a Person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Person or group which will have become void), in whole or in part, at an exchange rate of one share of Common Stock (or a combination of cash, property, Common Stock or other securities having an equal value) per Right (subject to adjustment).

         ADJUSTMENT FOR DILUTION. The Purchase Price payable and the number of shares of Common Stock or Preferred Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. Adjustments will be made to reflect dividends (other than regular periodic cash dividends), distributions, subdivisions, combinations, reclassification or the granting of certain rights or warrants with respect to the Common Stock or the Preferred Stock, as appropriate.

         REDEMPTION. At any time prior to the later of the Share Acquisition Date and the Distribution Date, the Board of Directors of the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The Rights expire ten years from the date of the first issuance of the Rights. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price. Rights are not exercisable while subject to redemption.

         SHAREHOLDER RIGHTS. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Corporation, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Corporation or for common stock of the acquiring company as set forth above.

         AMENDMENTS. Any of the provisions of the Rights Agreement may be amended by a majority of the Corporation's Board of Directors prior to the later to occur of the Stock Acquisition Date and the Distribution Date. From and after the later to occur of the Stock Acquisition Date and the Distribution Date, the provisions of the Rights Agreement may be amended by the Board to cure any ambiguity, to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement or to change or supplement the provisions of the Rights Agreement in any manner which the Corporation may deem necessary or desirable and which does not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

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Item 3.03.  Material Modifications to Rights of Security Holders

         See the description set forth under "Item 1.01 Entry into a Material Definitive Agreement," which is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

         (a) On December 2, 2005, the Board of Directors of the Corporation amended the Corporation's By-laws to (i) change the advance notice of nominations for directors from between not less than 15 and not more than 60 days prior to the annual meeting of shareholders to between not less than 90 and not more than 120 days prior to the first anniversary date of the preceding year's annual meeting of shareholders; (ii) add provisions requiring advance notice of items for consideration at the Corporation's annual meeting of shareholders of not less than 90 and not more than 120 days prior to the first anniversary date of the preceding year's annual meeting of shareholders; and
(iii) add provisions setting forth the form of such notices. The amendment took effect upon adoption by the Board. The preceding is qualified in its entirety by reference to the Amendment to the By-laws, which are attached hereto as Exhibit
3.2 and are incorporated herein by reference.

         On December 6, 2005, the Corporation filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Marshall Islands Registrar of Corporations setting forth the terms of the Series A Junior Participating Preferred Stock issuable upon exercise of the Rights (if the Rights become exercisable) as disclosed under "Item 1.01 Entry into a Material Definitive Agreement." A copy of the Certificate of Designation is attached as
Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

         On December 5, 2005, the Corporation issued a press release announcing
(i) that the Board of Directors of the Corporation unanimously rejected an unsolicited, highly conditional proposal from Frontline Ltd. to acquire the Corporation, (ii) the declaration of the Rights and the adoption of the Rights Plan, and (iii) the amendment to the Corporation's By-laws. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

      3.1 Certificate of Designation of Series A Junior Participating Preferred Stock.

      3.2 Amendment to By-laws of General Maritime Corporation, adopted December 2, 2005.

      4.1 Rights Agreement, dated as of December 5, 2005, between General Maritime Corporation and Mellon Investor Services LLC, as Rights Agent, together with Exhibits A, B and C attached thereto.

      99.1 Press Release issued by General Maritime Corporation, dated December 5, 2005.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL MARITIME CORPORATION
                                 ----------------------------
                                 (Registrant)


                                 By: /s/ John C. Georgiopoulos
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                                 Name:  John C. Georgiopoulos
                                 Title: Chief Administrative Officer

Date:  December 7, 2005





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